UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 21, 2025

CVB Financial Corp.

(Exact name of Registrant as Specified in Its Charter)

California	000-10140	95-3629339
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

701 N HAVEN AVE STE 350
ONTARIO , California		91764
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 909 980-4030

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, No Par Value	CVBF	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

(a)
On May 21, 2025, CVB Financial Corp. (the “Company”) held its 2025 Annual Meeting of Shareholders.
(b)
Each of the matters submitted to the Company’s shareholders was approved by the requisite voting power required for approval of the respective proposal. The results of the voting on the matters submitted to the Company’s shareholders are as follows:

Proposal 1 – Election of Directors.

The following eight (8) individuals were elected to serve as directors of the Company for a one-year term expiring at the Company’s 2026 Annual Meeting of Shareholders or until their successors are elected and qualified:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
George A. Borba, Jr.	102,597,890	2,066,843	18,368,766
David A. Brager	103,213,871	1,450,862	18,368,766
Stephen A. Del Guercio	102,065,608	2,599,125	18,368,766
Anna Kan	104,321,606	343,127	18,368,766
Jane Olvera Majors	104,251,285	413,448	18,368,766
Raymond V. O’Brien III	102,069,917	2,594,816	18,368,766
Hal W. Oswalt	102,277,902	2,386,831	18,368,766
Kimberly Sheehy	104,302,696	362,037	18,368,766

Proposal 2 – A Non-binding Advisory Vote to Approve the Compensation of the Company’s Named Executive Officers for 2024 (“Say-On-Pay”).

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
99,117,640	4,796,892	750,201	18,368,766

Proposal 3 – Ratification of the Audit Committee’s Appointment of the Company’s Independent Registered Public Accounting Firm for 2025.

The appointment of KPMG LLP to serve as the Company’s independent registered public accounting firm for 2025 was ratified. The voting results were as follows:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
122,004,851	929,035	99,613	N/A

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CVB Financial Corp.

Date:	May 23, 2025	By:	/s/ Richard H. Wohl
Richard H. Wohl Executive Vice President and General Counsel